EXHIBIT 99.(a)(4)


                         FirstCity Financial Corporation

                                Offer to Exchange

                Each Outstanding Share of Special Preferred Stock
                      For One Share of the Preferred Stock,
                   $21 Liquidation/Redemption Value Per Share
                       of FirstCity Financial Corporation


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THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
SEPTEMBER 29, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF SPECIAL PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME UNTIL THE EXPIRATION DATE FOR THE EXCHANGE OFFER.
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                                                                August 31, 1998

TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

      We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by FirstCity Financial Corporation ("FirstCity" or the "Company") to exchange all the outstanding shares of the Company's Special Preferred Stock, $.01 par value per share (the "Securities" or "Special Preferred Stock") for one share of the Preferred Stock, $.01 par value per share of FirstCity ("New Preferred Stock").

      The Exchange Offer is more fully described in the Offer to Exchange referred to below. Securities not tendered for exchange will be redeemed by First City on September 30, 1998 in accordance with the Amended and Restated Certificate of Incorporation of FirstCity. A grey Letter of Transmittal to be used with respect to Securities to be redeemed, but not exchanged, is enclosed.

      We are asking you to contact your clients for whom you hold shares of Securities registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold shares of Securities registered in their own name.

      Enclosed for your information and use in connection with the Exchange Offer are copies of the following documents:

            1. Offer to Exchange, dated August 31, 1998 as the same may be amended or supplemented from time to time, the "Offer to Exchange);

            2. A BLUE Letter of Transmittal for your use in connection with the tender of Securities for exchange and for the information of your clients;

            3. A BLUE form of letter that may be sent to your clients for whose accounts you hold Securities registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

            4. A BLUE form of Notice of Guaranteed Delivery;




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 and

            5. A return envelope addressed to the Depositary.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 29, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN SUBJECT TO THE PROCEDURES DESCRIBED IN THE OFFER TO EXCHANGE, AT ANY TIME PRIOR TO THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

      In all cases, exchange of shares of Special Preferred Stock for New Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Special Preferred Stock (or a confirmation of a book-entry transfer of such Securities into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Offer to Exchange)), a Letter of Transmittal (or facsimile thereof) properly completed and validly executed and any other required documents.

      If holders of Securities wish to tender Securities for exchange, but it is impracticable for them to forward certificates representing their Special Preferred Stock or other required documents on or prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedure described in the Offer to Exchange under the heading "The Exchange Offer -- Guaranteed Delivery."

      FirstCity will not pay any fees or commission to any broker, dealer or other person in connection with the solicitation of tenders of Special Preferred Stock pursuant to the Offer to Exchange. However, FirstCity will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

      Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Company at its address and telephone number set forth on the back cover page of the Offer to Exchange.

                                          Very truly yours,



                                          FirstCity Financial Corporation


      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF FIRSTCITY, THE EXCHANGE AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.



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